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Exhibit 10.8  Director's Agreement form for directors of Registrant

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                               DIRECTOR'S AGREEMENT

This Director's Agreement ("Agreement"), dated as of February __,1999 is entered into by and between Belvedere Capital Partners, Inc.("Belvedere"), as General Partner of the California Community Financial Institutions Fund Limited Partnership (the "California Fund"), a registered bank holding company, and ______________ ("Director").


                                     RECITALS

     A. The California Fund, Cerritos Valley Bancorp, a California corporation ("CVB") and Phantom Company, a California corporation and a wholly-owned subsidiary of the California Fund ("Phantom") have entered into that certain Agreement and Plan of Reorganization and Merger dated as of February 12, 1999 (the "Reorganization Agreement").

     B. Director is a member of the Board of Directors of CVB and owns shares of the no par value common stock of CVB ("CVB Stock").

     C. Director is willing to agree to vote or cause to be voted all shares of CVB Stock with respect to which Director has voting power on the date hereof or hereafter acquired by Director to approve the Reorganization Agreement and the transactions contemplated thereby and all requisite matters related thereto, and to secure performance under this Agreement and the Reorganization Agreement Director herewith delivers an executed proxy to that effect.

     D. Director is willing to agree to not compete with, use trade secrets or solicit customers or employees of CVB as set forth in this Agreement.

     E. Unless otherwise provided in this Agreement, capitalized terms shall have the meanings given to them in the Reorganization Agreement.

     NOW THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, and intending to be legally bound hereby, the California Fund and Director agree as follows:


                                    ARTICLE I
                               DIRECTOR'S AGREEMENT

     1.1 AGREEMENT TO VOTE. Director shall vote or cause to be voted at any meeting of shareholders of CVB to approve the Reorganization Agreement and the transactions contemplated thereby (the "Shareholders' Meeting"), all of the shares of CVB Stock as to which Director has sole or shared voting power (the "Shares"), as of the record date established to determine shareholders who have the right to vote at any such Shareholders' Meeting or to give consent to action in writing (the "Record Date"), to approve the Reorganization Agreement, the Agreement of Merger and the transactions contemplated thereby, including the principal terms of the Merger.

     1.2  LEGEND.   Director agrees to stamp, print or type on the face of his certificates of CVB Stock evidencing the Shares the following legend:


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     "THE VOTING, SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR
     OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A DIRECTOR'S AGREEMENT DATED AS OF THE __TH DAY OF FEBRUARY, 1999 BY AND BETWEEN THE CALIFORNIA FUND CAPITAL PARTNERS, INC., AS GENERAL PARTNER OF THE CALIFORNIA COMMUNITY FINANCIAL INSTITUTIONS FUND LIMITED PARTNERSHIP (THE "CALIFORNIA
     FUND"), AND [              NAME OF DIRECTOR          ], COPIES OF
     WHICH ARE ON FILE AT THE OFFICES OF CERRITOS VALLEY BANCORP."

     1.3 RESTRICTIONS ON DISPOSITIONS. Director agrees that, from and after the date of this Agreement and during the term of this Agreement, he will not take any action that will alter or affect in any way the right to vote the Shares, except (i) with the prior written consent of the California Fund or (ii) to change such right from that of a shared right of Director to vote the Shares to a sole right of Director to vote the Shares.

     1.4  SHAREHOLDER APPROVAL.   Director shall (i) recommend shareholder
approval of the Reorganization Agreement, the Agreement of Merger and the transactions contemplated thereby by the CVB shareholders at the Shareholders' Meeting and (ii) advise the CVB shareholders to reject any subsequent proposal or offer received by CVB relating to any purchase, sale, acquisition, merger or other form of business combination involving CVB or any of its assets, equity securities or debt securities and to proceed with the transactions contemplated by the Reorganization Agreement; provided, however, that Director shall not be obligated to take any action specified in this Section 1.4 if the Board of Directors of CVB is advised in writing by outside legal counsel, Gary Steven Findley of Gary Steven Findley & Associates, that, in the exercise of his fiduciary duties, a director of CVB should not take such action

     1.5 NONCOMPETITION. For a period of two years after the Effective Time or until Director is removed as a director of CVB and Cerritos Valley Bank, which ever occurs first, Director agrees not to, directly or indirectly, without the prior written consent of the California Fund, own more than 5% of, organize, manage, operate, finance or participate in the ownership, management, operation or financing of, or be connected as an officer, director, employee, principal, agent or consultant to any financial institution whose deposits are insured by the Federal Deposit Insurance Corporation that has its head offices or a branch office within 30 miles of the head office of CVB.


                                      ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF DIRECTOR

     Director represents and warrants to the California Fund that the statements set forth below are true and correct as of the date of this Agreement, except those that are specifically as of a different date:

     2.1  OWNERSHIP AND RELATED MATTERS.

     (a) SCHEDULE 2. 1 (a) hereto correctly sets forth the number of Shares and the nature of Director's voting power with respect thereto as of the date hereof. Within five business days after

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the Record Date, Director shall amend said Schedule 2.1(a) to correctly reflect the number of Shares and the nature of Director's voting power with respect thereto as of the Record Date.

     (b) There are no proxies, voting trusts or other agreements or understandings to or by which Director or his spouse is a party or bound or that expressly requires that any of the Shares be voted in any specific manner other than as provided in this Agreement, with the sole exception of the proxy delivered contemporaneously with, and in support of, this Agreement.

     2.2  AUTHORIZATION; BINDING AGREEMENT.   Director has the legal right,
power, capacity and authority to execute, deliver and perform this Agreement, and this Agreement is the valid and binding obligation of Director enforceable in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity.

     2.3  NONCONTRAVENTION.   The execution, delivery and performance of this
Agreement by Director will not: (a) conflict with or result in the breach of, or default or actual or potential loss of any benefit under, any provision of any agreement, instrument or obligation to which Director or his spouse is a party or by which any of Director's properties or his spouse's properties are bound, or give any other party to any such agreement, instrument or obligation a right to terminate or modify any term thereof; (b) require any third party consents;
(c) result in the creation or imposition of any encumbrance on any of the Shares or any other assets of Director or his spouse; or (d) violate any Applicable Laws or rules to which Director or his spouse is subject.


                                     ARTICLE III
                                       GENERAL

     3.1 AMENDMENTS. To the fullest extent permitted by law, this Agreement and any schedule or exhibit attached hereto may be amended by agreement in writing of the parties hereto at any time.

     3.2 INTEGRATION. This Agreement and the proxy delivered contemporaneously with the execution of this Agreement constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection therewith.

     3.3 SPECIFIC PERFORMANCE. Director and the California Fund each expressly acknowledge that, in view of the uniqueness of the obligations of Director contemplated hereby, the California Fund would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed by Director in accordance with its terms, and therefore Director and the California Fund agree that the California Fund shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled at law or in equity.

     3.4 TERMINATION. This Agreement shall terminate automatically without further action at the earlier of two years following the Effective Time or the termination of the Reorganization Agreement in accordance with its terms. Upon termination of this Agreement as provided herein, the respective obligations of the parties hereto shall immediately become void and have no further force and effect.

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     3.5  NO ASSIGNMENT.   Neither this Agreement nor any rights, duties or
obligations hereunder shall be assignable by the California Fund or Director, in whole or in part; provided, however, that the California Fund may assign its rights under this Agreement to a corporation which is the wholly-owned subsidiary of the California Fund. Any attempted assignment in violation of this prohibition shall be null and void. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors of the parties hereto.

     3.6 HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     3.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

     3.8  GENDER. NUMBER. AND TENSE.  Throughout this Agreement, unless the
context otherwise requires:   (i)  the masculine, feminine and neuter genders
each includes the other;   (ii)  the singular includes the plural, and the
plural includes the singular; and (iii) the past tense includes the present, and the present tense includes the past.

     3.9 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California.

     3.10 NOTICES. Any notice or communication required or permitted hereunder, shall be deemed to have been given if in writing and (a) delivered in person,
(b) delivered by confirmed facsimile transmission, or (c) mailed by certified or registered mail, postage prepaid with return receipt requested. addressed as follows:

THE CALIFORNIA FUND:
California Community Financial Institutions Investment Fund, LP
c/o Belvedere Capital Partners, Inc.
One Maritime Plaza, Suite 825
San Francisco, California 92660
Attention: Ronald W. Bachli, Co-Chief Executive Officer
Fax: (415) 434-9918

With a copy to:

Lillick and Charles LLP
Two Embarcadero, Suite 2600
San Francisco, California 94111
Attention: R. Brent Faye
Fax: (415) 984-8300

DIRECTOR:


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     3.11 NOT IN DIRECTOR CAPACITY.     Except to the extent set forth in
Section 1.4, no person executing this Agreement who is, during the term hereof, a director of CVB, makes any agreement or understanding herein in his capacity as such director and such person signs this Agreement solely in his capacity as owner of or holder of the power to votes shares of CVB Common Stock.

     3.12 ATTORNEY'S FEES.    If any legal action or any arbitration upon mutual
agreement is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     3.13 REGULATORY COMPLIANCE.   Each of the provisions of this Agreement is
subject to compliance with Applicable Law and the receipt of any applicable federal or state regulatory permits, approvals, and/or letters of intent not to disapprove.

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     IN WITNESS WHEREOF, the parties to this Agreement have duly executed this
Agreement as of the day and year first above written.

BELVEDERE CAPITAL PARTNERS, INC.


   By:
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           Anthony M. Frank, Chairman


DIRECTOR


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     SPOUSAL CONSENT

     I am the spouse of _____________, Director in the above Agreement. I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent that I felt it was necessary, I have discussed it with legal counsel. I hereby confirm this Agreement and agree that it shall bind my interest in the Shares, if any.




                                   ------------------------------------
                                   (Director's Spouse's Name)

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                               CERRITOS VALLEY BANCORP

                                  IRREVOCABLE PROXY


THIS PROXY IS SOLICITED BY
THE MANAGEMENT OF CERRITOS VALLEY BANCORP


     The undersigned, as owner of ______ shares of Common Stock of CERRITOS VALLEY BANCORP, hereby revokes all previous proxies and appoints James N. Koury, his nominee or successor as proxy of the undersigned with power of substitution, for and in the name of the undersigned, to vote and otherwise represent all of the shares of the undersigned at the meeting and any adjournment thereof with the same effect as if the undersigned were present and voting the shares. This proxy is irrevocable pursuant to the last sentence of Section 705(e) of the California Corporations Code.

     The shares represented by this proxy shall be voted in the following manner:

     1. The Approval and adoption of the Agreement and Plan of Reorganization and Merger by and among Belvedere Capital Partners, Inc. ("Belvedere"), as General Partner of the California Community Financial Institutions Investment Fund Limited Partnership (the "California Fund"), Phantom Company ("Phantom") and Cerritos Valley Bancorp ("CVB").


               For [ X ]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND AS THE PROXY DEEMS ADVISABLE ON ANY OTHER PROPER BUSINESS THAT MAY COME BEFORE THE MEETING.

Dated:
       ----------------




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[name as it appears on certificate]